Exhibit 99.4

ONETRUST INTERNATIONAL LLC

FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

ONETRUST INTERNATIONAL LLC

FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

Table of Contents

FINANCIAL STATEMENTS:

Statement of Financial Position	1

Statement of Operations	2

Statement of Changes in Members’ Equity	3

Statement of Cash Flows	4

NOTES TO FINANCIAL STATEMENTS	5-6

ONETRUST INTERNATIONAL LLC

STATEMENT OF FINANCIAL POSITION

SEPTEMBER 30, 2022

Amount
ASSETS
CURRENT ASSETS:
Cash	$1,261,951
Accounts Receivable	726,183
Prepaid Expenses	276,551

Total Current Assets	2,264,685
PROPERTY AND EQUIPMENT, Net	29,375
OTHER ASSETS	8,887

Total Assets	$2,302,947

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable and Accrued Expenses	$582,919

Total Liabilities	582,919

MEMBERS’ EQUITY:
Paid-in Capital	96,203
Accumulated Earnings	1,623,825

Total Members’ Equity	1,702,028

Total Liabilities and Members’ Equity	$2,302,947

The accompanying notes are an integral part of these financial statements.

ONETRUST INTERNATIONAL LLC

STATEMENT OF OPERATIONS

SEPTEMBER 30, 2022

Amount
REVENUES	$5,942,102
OPERATING EXPENSES:
Salaries and Related Expenses	2,215,617
Occupancy, Equipment and Software	790,305
General and Administrative	372,044
Depreciation	6,975
Employee Benefits	208,945

Total Operating Expenses	3,593,886
INCOME BEFORE OTHER INCOME	2,348,216
OTHER INCOME	5,544

NET INCOME	$2,353,760

The accompanying notes are an integral part of these financial statements.

ONETRUST INTERNATIONAL LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

SEPTEMBER 30, 2022

	Paid-In Capital	Accumulated Earnings	Total Members’ Equity
Balance - December 31, 2021	$96,203	$1,770,065	$1,866,268
Net Income	—	2,353,760	2,353,760
Members’ Distributions	—	(2,500,000)	(2,500,000)

Balance – September 30, 2022	$96,203	$1,623,825	$1,720,028

The accompanying notes are an integral part of these financial statements.

ONETRUST INTERNATIONAL LLC

STATEMENT OF CASH FLOWS

SEPTEMBER 30, 2022

Amount
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$2,353,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,975
Changes in in Assets-
Accounts Receivable	553,109
Prepaid Expenses	(16,097)
Changes in Liabilities-
Accounts Payable and Accrued Expenses	195,540
Income Tax Payable	(50,559)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,042,728

CASH FLOWS FROM FINANCING ACTIVITIES:
Members’ Distributions	(2,500,000)

NET CASH FLOWS USED IN FINANCING ACTIVITIES	(2,500,000)

INCREASE IN CASH	542,728
CASH, Beginning of Year	719,223

CASH, End of Period	$1,261,951

The accompanying notes are an integral part of these financial statement

ONETRUST INTERNATIONAL LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

1. Nature of Business and Summary of Significant Accounting Policies

ONETRUST INTERNATIONAL LLC, (the Company) was organized on June 14, 2019 in the city of San Juan, Puerto Rico as a domestic for profit limited liability company. The Company commenced operations on June 2019 and is engaged in providing mortgage loan servicing, consulting, centralized management, shared service center, and investment banking services.

The Company is a limited liability company. In a limited liability company (LLC), no member, manager, agent or employee of the LLC is personally liable for debts, obligations or liabilities of the LLC, whether arising from contract, tort or otherwise, for the acts or omission of any member, director, manager, agent or employee of the LLC, unless the individual signed a specific personal guarantee.

In the Company’s opinion, the accompanying financial statements contain all normal recurring adjustments necessary for a fair presentation of its financial statements for interim periods in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted. The information presented in these interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s financial statements as of and for the year ended December 31, 2021. Operating results for the nine months ended September 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022.

2. Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash. The Company maintains its cash accounts at several high quality financial institutions, which may exceed at times the federally insured deposit limits. The amount by which cash deposits exceeded the amount insured by the Federal Deposit Insurance Corporation as of September 30, 2022, was approximately $1,011,951. The Company has not experienced any losses in such bank accounts while such financial institutions have strong credit ratings; therefore, management believes that credit risk related to these bank accounts are minimal and does not anticipate any nonperformance.

During the period ended September 30, 2022, three related party customers accounted for 100% of the Company’s revenues. A total of 100% of accounts receivable outstanding as of September 30, 2022 is concentrated in five related parties.

3. Subsequent Events

The Company has evaluated subsequent events from the statement of financial position date through December 15, 2022, the date at which the financial statements were available to be issued.

On October 1, 2022, MVB Bank, Inc. (the “Bank”) and wholly-owned subsidiary of MVB Financial Corp. (“MVB”), completed the purchase of 3,748,392.93 Class B Common Units (the “MVB Investment”) of Warp Speed Holdings LLC, a Wyoming limited liability company (“Warp Speed”), pursuant to the terms of the Equity Purchase Agreement between the Bank and Warp Speed dated March 13, 2022, as thereby assigned by the Bank to MVB effective as of April 28, 2022 (as assigned, the “Purchase Agreement”). The MVB Investment represented 37.5% of the outstanding equity interests of Warp Speed on a fully-diluted basis.

Immediately prior to the closing of the MVB Investment, the pre-closing members of Warp Speed contributed to Warp Speed all of their equity interests in certain entities under common control of the sellers specified in the Purchase Agreement, in exchange for equity interests in Warp Speed (the “Put-Together Transaction”). As of October 1, 2022,

ONETRUST INTERNATIONAL LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

Warp Speed serves as a holding company for the entities contributed in the Put-Together Transaction, which are focused on residential and commercial loan origination and servicing, business and personal insurance brokerage and data analytics. The Company is included as part of a number of entities that were contributed by the Warp Speed members to Warp Speed as part of the Put-Together Transaction.